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                                    Jody M. Walker
                                7841 South Garfield Way
                                 Littleton, Colorado 80122
                                 Telephone (303) 850-7637
                                 Facsimile (303) 220-9902

December 8, 1999

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Dear Sirs:
Re:   OPINION RE: LEGALITY AND CONSENT OF COUNSEL TO USE OF NAME IN
THE REGISTRATION STATEMENT ON FORM SB-2 OF THERMOELASTIC TECHNOLOGIES,
INC.

I am securities counsel for the above mentioned Company and I have prepared the registration statement on Form SB-2. I hereby consent to the inclusion and reference to my name in the Registration Statement on Form SB-2 for ThermoElastic Technologies, Inc.

It is my opinion that the securities of ThermoElastic Technologies, Inc. and those which are registered with the Securities and Exchange Commission pursuant to Form SB-2 Registration Statement of
ThermoElastic Technologies, Inc. have been legally issued and will be, when sold, legally issued, fully paid and non-assessable.


                                                Yours very truly,



                                                /s/   Jody M. Walker
                                               ---------------------
                                                      Jody M. Walker